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                      COMMENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of
  Loomis Sayles Investment Trust:


        We consent to the incorporation by reference in Amendment No. 10 to the Registration Statement of Loomis Sayles Investment Trust on Form N-1A of our reports dated February 27, 1997, on our audits of the financial statements and the financial highlights of Loomis Sayles Convertible Bond Fund and Loomis Sayles Mortgage Securities Fund, which reports are included in the Annual Reports to Shareholders for the period or year ended December 31, 1996, respectively, which are incorporated by reference in the Amendment to the Registration Statement. We also consent to the references to our Firm under the caption "Independent Accountants" in the Statements of Additional Information.


                                                  /s/  Coopers & Lybrand L.L.P.
                                                  ------------------------------
                                                       COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
April 25, 1997